                                                                 Exhibit 99h(11)

                                AMENDMENT TO THE
                     TRANSFER AGENCY AND SERVICES AGREEMENT
                                for DAZL Services

         THIS AMENDMENT, dated as of March 26, 1999 is made to the Transfer Agency Agreement[s] (the "Agreement[s]") between each of the Funds executing this Amendment and listed on Exhibit 1 of this Amendment attached hereto and incorporated herein (hereinafter individually and collectively referred to as the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

                                   WITNESSETH

         WHEREAS, the Fund desires to utilize Investor Services Group's proprietary Data Access Zip Link ("DAZL") product and services and the parties desire to document such use and the related fees with respect thereto.

         NOW THEREFORE, the Fund and Investor Services Group agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. In accordance with the following terms, Investor Services Group shall, through is proprietary DAZL product, provide the Fund and such financial planners and investment advisors (the "FP's") which, pursuant to agreements with the Fund, distribute shares of such funds, with online access to the Fund (including Portfolios) and shareholder account information for the shareholders of the Funds or such financial planners of investment advisors.

         (a) Investor Services Group Responsibility. Investor Services Group shall provide the Fund with the appropriate documentation and procedures (the "DAZL Documentation") to enable the Fund to properly use DAZL. In addition to and as more fully described in the DAZL Documentation, Investor Services Group shall to run & complete data extracts after the transfer agent nightly cycles in order to provide files to the end user i.e., financial planner, or direct to firms based upon the profiles that the onlines designate.

         (b) Fund Responsibilities. In addition to and as may be more fully described in the DAZL Documentation, the fund has responsibility (i) for setting the FSR on-lines with the appropriate data in order to feed into the DAZL extract; (ii) with respect to those FP's utilizing a 3rd party software vendor to access information through DAZL, ensuring the vendor provides the translation of the DAZL file to the appropriate software package formats; (iii) for the Fund's errors and mistakes in the use of DAZL; (iv) for the Fund's failure to use and employ DAZL in accordance with the procedures and documentation made available by Investor Services Group; (v) for the Fund's utilization of the control procedures set forth and described in such user documentation; and (vi) the Fund's failure to verify promptly or output received through use of DAZL.

         (c) Fees. In consideration of the DAZL services provided by Investor Services Group hereunder, the fund shall pay to Investor Services Group the Fees set forth in Schedule A attached hereto.

         This Amendment contains the entire understanding between the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the Transfer Agent Agreement and related agreements, this Amendment shall control, but the Transfer Agent Agreement and all related documents shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

FIRST DATA INVESTOR SERVICES                    ST. CLAIR FUNDS, INC.
GROUP, INC.


By: /s/ Debelee Goldberg                        By: /s/ Lisa Anne Rosen
    ------------------------------------            ----------------------------

Name: Debelee Goldberg                          Name: Lisa Anne Rosen
      ----------------------------------              --------------------------

Title: SVP                                      Title: Secretary and Assistant
       ---------------------------------               -------------------------
                                                       Treasurer
                                                       -------------------------


THE MUNDER FRAMLINGTON                          THE MUNDER FUNDS TRUST
FUNDS TRUST


By: /s/ Lisa Anne Rosen                         By: /s/ Lisa Anne Rosen
    ------------------------------------            ----------------------------

Name: Lisa Anne Rosen                           Name: Lisa Anne Rosen
      ----------------------------------              --------------------------

Title: Secretary and Assistant Treasurer        Title: Secretary and Assistant
       ---------------------------------               -------------------------
                                                       Treasurer
                                                       --------

THE MUNDER FUNDS, INC.

By: Lisa Anne Rosen
    ------------------------------------

Name: Lisa Anne Rosen
      ----------------------------------

Title: Secretary and Assistant Treasurer
       ---------------------------------

                                   Schedule A

                                    DAZL Fees

Set-up Fee:  $5,000.00 (waived)

             $1,000.00 per month plus $0.25 per record transmitted ($0.15/price record)

                                    Exhibit 1

                          List of Funds and Portfolios

THE MUNDER FUNDS TRUST                               ST. CLAIR FUNDS, INC.
----------------------                               --------------------
Munder Balanced fund                                 Munder Institutional S&P 500 Index Equity Fund
Munder Bond Fund                                     Munder Institutional S&P MidCap Index Equity Fund
Munder Cash Investment Fund                          Munder Institutional S&P SmallCap Index Equity Fund
Munder Growth & Income Fund                          Munder Institutional Short Term Treasury Fund
Munder Index 500 fund                                Munder Institutional Money Market Fund
Munder Intermediate Bond Fund                        Liquidity Plus Money Market Fund
Munder International Equity Fund                     Munder S&P 500 Index Equity Fund
Munder Michigan Tax-Free Bond Fund                   Munder S&P MidCap Index Equity Fund
Munder Small Company Growth Fund                     Munder S&P SmallCap Index Equity Fund
Munder Tax-Free Bond Fund                            Munder Foreign Equity Fund
Munder Tax-Free Short-Intermediate Bond Fund         Munder Aggregate Bond Index Fund
Munder Tax-Free Money Market Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

THE MUNDER FUNDS, INC.
---------------------
Munder All-Season Aggressive Fund
Munder All-Season Conservative Fund
Munder All-Season Moderate Fund
Munder Equity Selection Fund
Munder Financial Services Fund
Munder Growth Opportunities fund
Munder International Bond Fund
Munder Micro-Cap Equity fund
Munder Money Market Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Real Estate Equity Investment Fund
Munder Short Term Treasury Fund
Munder Small-Cap Value Fund
Munder Value Fund

THE MUNDER FRAMLINGTON FUNDS TRUST
----------------------------------
Munder Framlington Emerging Markets Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund
Munder Framlington Global Financial Services Fund